Exhibit 99.1

Mammoth Energy Services, Inc. Announces
Fourth Quarter and Full Year 2022 Operational and Financial Results
Q4 Revenue Up 80% and Full Year Revenue Up 58%

OKLAHOMA CITY - February 23, 2023 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today reported financial and operational results for the fourth quarter and full year ended December 31, 2022.

Financial Overview for the Fourth Quarter and Full Year 2022:

Fourth quarter 2022 total revenue was $102.9 million, an increase of 80% compared to $57.2 million for the same quarter of 2021. Total revenue for the full year of 2022 was $362.1 million, an increase of 58% compared to $229.0 million in 2021.

Net income for the fourth quarter of 2022 was $4.8 million, or $0.10 per share, compared to a net loss of $13.3 million, or a $0.28 loss per share, for the same quarter of 2021. Net loss for the full year of 2022 was $0.6 million, or $0.01 per fully diluted share, compared to net loss of $101.4 million, or $2.18 per fully diluted share for 2021.

Adjusted EBITDA (as defined and reconciled below) was $24.1 million for the fourth quarter of 2022, an increase of 40% compared to $17.2 million for the same quarter of 2021. Adjusted EBITDA increased to $86.1 million for the the full year of 2022 compared to ($11.6) million for 2021. During the fourth quarter of 2022, Mammoth recognized bad debt expense of $3.5 million due to a previously disclosed legal settlement. Excluding this expense, adjusted EBITDA would have been $27.6 million for the fourth quarter of 2022 and $89.6 million for the full year 2022.

Arty Straehla, Chief Executive Officer of Mammoth commented, “We are pleased to report significant revenue and Adjusted EBITDA growth in the fourth quarter and for the full year. This growth was driven by strong market demand for our services and enhanced execution by our teams. Despite adverse weather during the quarter and continued supply chain constraints that impacted productivity, I am proud of the hard work and perseverance displayed by our talented teams throughout our organization. Our Well Completion Services division continues to improve performance, generating strong growth as the macro demand in the pressure pumping industry remains robust. We exited 2022 with four of our six pressure pumping spreads operating, and we added a fifth spread into operations in January of 2023. In addition, we have plans to upgrade our sixth spread to Tier 4, dual fuel and put it into operation in the second half of 2023 and upgrade two existing spreads to Tier 2, dual fuel, subject to both market conditions and supply chain constraints. This would give us a total of four dual fuel fleets. In our Infrastructure Services division, operational improvements, team performance and higher utilization of crews and equipment continue to drive enhanced results. There is a healthy bidding and pricing environment for infrastructure projects throughout our footprint supported by the historic federal investment in our Nation’s infrastructure through the Infrastructure Investment and Jobs Act. Our sand business also continues to maintain strong demand and we are pleased with our team’s performance. As we reported last November, we entered into two strategic sand supply agreements at attractive pricing that are providing a solid foundation for predictable cash flow in our natural sand proppant division. We believe all of our business segments are performing well in high demand environments despite the continued daily challenges presented by supply chain constraints, which we expect to persist through at least the first half of 2023, inflation and higher labor costs. We are bullish on the future of Mammoth and intend to continue to focus on improving operational efficiencies across our business segments and driving financial performance to enhance value for our shareholders.”

Commenting further, Straehla said, “As we continue to vigorously pursue payment from the Puerto Rico Electric Power Authority (“PREPA”), last month we reported that two important Determination Memorandums from the Federal Emergency Management Agency (“FEMA”) released late last year affirmed the work we completed on the island and that the majority of the costs were eligible for reimbursement. In a January Joint Status Report filed in PREPA’s bankruptcy case, PREPA indicated that subject to approximately $21.5 million in offsets asserted by PREPA, approximately $99.2 million in FEMA funding would be available to PREPA for our outstanding invoices. Both the November and December 2022 Determination Memorandums can be found on our website. In addition, we have sought and obtained bipartisan help from Senate and Congressional members in pursuit of collecting the over $379 million outstanding receivable from PREPA as the Company continues to pursue multiple avenues to collect the money owed from PREPA.”

Well Completion Services
Mammoth’s well completion services division contributed revenue (inclusive of inter-segment revenue) of $51.4 million on 1,837 stages for the fourth quarter of 2022, compared to $21.3 million on 891 stages for the same quarter of 2021. On average, 3.4 of the Company’s fleets were active for the fourth quarter of 2022 compared to an average utilization of 1.6 fleets during the same quarter of 2021.

The well completion division contributed revenues (inclusive of inter-segment revenues) of $170.7 million on 6,149 stages for the full year of 2022, up from $84.3 million on 2,544 stages for 2021. On average 3.0 of the Company's fleets were active in 2022 compared to 1.1 fleets in 2021.

Infrastructure Services
Mammoth’s infrastructure services division contributed revenue of $29.6 million for the fourth quarter of 2022 compared to $19.7 million for the same quarter of 2021. Average crew count grew to 93 crews during the fourth quarter of 2022 compared to 78 crews during the same quarter of 2021.

The infrastructure segment contributed revenues of $111.5 million for the full year of 2022, up from $93.4 million for 2021. The increase in revenue is primarily due to improved operational execution, coupled with an increase in crew count. Our average crew count grew to 91 crews for 2022 compared to 82 crews for 2021.

Natural Sand Proppant Services
Mammoth’s natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $13.8 million for the fourth quarter of 2022 compared to $10.8 million for the same quarter of 2021. In the fourth quarter of 2022, the Company sold approximately 366,000 tons of sand at an average sales price of $29.80 per ton compared to sales of approximately 270,000 tons of sand at an average sales price of $17.84 per ton during the same quarter of 2021.

The natural sand proppant division contributed revenues (inclusive of inter-segment revenues) of $51.4 million for the full year of 2022 compared to $34.9 million for 2021. The Company sold 1.4 million tons of sand during 2022, an increase from 1.0 million tons of sand during 2021. The Company’s average sales price for the sand sold during 2022 was $27.11 per ton, an increase from $16.76 per ton average sales price during 2021.

Drilling Services
Mammoth’s drilling services division contributed revenue (inclusive of inter-segment revenue) of $2.4 million for the fourth quarter of 2022 compared to $1.0 million for the same quarter of 2021. The drilling services division contributed revenues of $10.4 million for the full year of 2022, compared to $4.3 million for 2021. The increase in drilling services revenue is primarily attributable to increased utilization for our directional drilling business.

Other Services
Mammoth’s other services, including aviation, equipment rentals, remote accommodations and equipment manufacturing, contributed revenue (inclusive of inter-segment revenue) of $6.4 million for the fourth quarter of 2022 compared to $4.9 million for the same quarter of 2021. The Company’s other services contributed revenues of $23.1 million for the full year of 2022, compared to $18.5 million for 2021. The increase in revenue is primarily due to improved utilization for our equipment rental and remote accommodations businesses.

Selling, General and Administrative Expenses
Selling, general and administrative (“SG&A”) expenses were $13.0 million for the fourth quarter of 2022 compared to $3.5 million for the same quarter of 2021.
Following is a breakout of SG&A expense (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Cash expenses:
Compensation and benefits	$3,932	$3,685	$13,729	$15,064
Professional services(a)	3,434	(2,383)	13,501	11,400
Other(b)	1,885	1,994	8,012	9,052
Total cash SG&A expense	9,251	3,296	35,242	35,516
Non-cash expenses:
Bad debt provision(c)	3,501	12	3,389	41,662
Stock based compensation	241	241	923	1,068
Total non-cash SG&A expense	3,742	253	4,312	42,730
Total SG&A expense	$12,993	$3,549	$39,554	$78,246
a.    Certain legal expenses incurred during 2021 were reclassified to Other, net during the fourth quarter of 2021.
b.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.
c.    The bad debt provision for the year ended December 31, 2021 includes $41.2 million related to the settlement of our accounts with Gulfport Energy Corporation and its subsidiaries.

SG&A expenses, as a percentage of total revenue, were 13% for the fourth quarter of 2022 compared to 6% for the same quarter of 2021. Excluding bad debt expense, SG&A expenses as a percentage of total revenue were 9% for the fourth quarter of 2022.

Liquidity
As of December 31, 2022, Mammoth had cash on hand of $17.3 million, outstanding borrowings under its revolving credit facility of $83.5 million and $19.7 million of available borrowing capacity under its revolving credit facility, after giving effect to $6.5 million of outstanding letters of credit and the requirement to maintain a $10.0 million reserve out of the available borrowing capacity. As of December 31, 2022, Mammoth had total liquidity of $37.0 million.
As of February 22, 2023, Mammoth had cash on hand of $9.5 million and outstanding borrowings under its revolving credit facility of $79.7 million. As of February 22, 2023, the Company had $22.3 million of available borrowing capacity under its revolving credit facility, after giving effect to $6.4 million of outstanding letters of credit and the requirement to maintain a $10.0 million reserve out of the available borrowing capacity.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Well completion services(a)	$3,374	$1,135	$11,421	$4,327
Infrastructure services(b)	62	153	885	627
Natural sand proppant services(c)	54	55	88	484
Drilling services(d)	55	1	101	44
Other(e)	120	25	395	361
Eliminations	(26)	—	(153)	—
Total capital expenditures	$3,639	$1,369	$12,737	$5,843
a.     Capital expenditures primarily for upgrades and maintenance to our pressure pumping fleet for the periods presented.
b.    Capital expenditures primarily for truck, tooling and equipment purchases for the periods presented.
c.    Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for maintenance for the periods presented.
e.    Capital expenditures primarily for equipment for the Company’s rental businesses for the periods presented.

Conference Call Information
Mammoth will host a conference call on Thursday, February 23, 2023 at 4:00 p.m. Central time (5:00 p.m. Eastern time) to discuss its fourth quarter and full year 2022 financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations. Please submit any questions for management prior to the call via email to TUSK@dennardlascar.com.

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy services company focused on the providing products and services to enable the exploration and development of North American onshore unconventional oil and natural gas reserves as well as the construction and repair of the electric grid for private utilities, public investor-owned utilities and co-operative utilities through its infrastructure services businesses. Mammoth’s suite of services and products include: well completion services, infrastructure services, natural sand and proppant services, drilling services and other energy services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
TUSK@dennardlascar.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: any continuing impacts of the COVID-19 pandemic, related global and national health concerns and economic repercussions; demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; the impact of the war in Ukraine on the global energy and capital markets and global stability; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; inflationary pressures; rising interest rates and their impact on the cost of capital; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company’s subsidiary Cobra Acquisitions LLC ("Cobra") by the Puerto Rico Electric Power Authority ("PREPA"); the failure to receive or delays in receiving governmental authorizations, approvals and/or payments, including payments with respect to the PREPA account receivable for prior services to PREPA performed by Cobra; the Company’s inability to replace the prior levels of work in its business segments, including its infrastructure and well completion services segments; risks relating to economic conditions, including concerns over a potential economic slowdown or recession; impacts of the recent federal infrastructure bill on the infrastructure industry and our infrastructure services business; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the loss of management and/or crews; the outcome or settlement of our litigation matters and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth's ability to (i) continue to comply with or, if applicable, obtain a waiver of forecasted or actual non-compliance with certain financial covenants from its lenders and comply with other terms and conditions under its amended revolving credit facility, as amended, (ii) extend, repay or refinance its revolving credit facility at or prior to maturity on the terms acceptable to Mammoth or at all and (iii) meet its financial projections associated with reducing its debt; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	December 31,	December 31,
	2022	2021
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$17,282	$9,899
Short-term investment	—	1,762
Accounts receivable, net	456,465	407,550
Receivables from related parties, net	223	88
Inventories	8,883	8,366
Prepaid expenses	13,219	12,381
Other current assets	620	737
Total current assets	496,692	440,783

Property, plant and equipment, net	138,066	176,586
Sand reserves	61,830	64,641
Operating lease right-of-use assets	10,656	12,168
Intangible assets, net	1,782	2,561
Goodwill	11,717	11,717
Deferred income tax asset	—	8,094
Other non-current assets	3,935	4,342
Total assets	$724,678	$720,892
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$47,391	$37,560
Accrued expenses and other current liabilities	52,297	62,516
Current operating lease liability	5,447	5,942
Current portion of long-term debt	83,520	1,468
Income taxes payable	48,557	42,748
Total current liabilities	237,212	150,234

Long-term debt, net of current portion	—	85,240
Deferred income tax liabilities	471	865
Long-term operating lease liability	4,913	5,918
Asset retirement obligation	3,981	3,720
Other long-term liabilities	15,485	11,693
Total liabilities	262,062	257,670

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 47,312,270 and 46,684,065 issued and outstanding at December 31, 2022 and 2021	473	467
Additional paid in capital	539,138	538,221
Accumulated deficit	(73,154)	(72,535)
Accumulated other comprehensive loss	(3,841)	(2,931)
Total equity	462,616	463,222
Total liabilities and equity	$724,678	$720,892

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in thousands, except per share amounts)
REVENUE
Services revenue	$88,963	$46,262	$311,968	$182,236
Services revenue - related parties	110	104	1,133	15,782
Product revenue	13,836	10,867	48,985	28,799
Product revenue - related parties	—	—	—	2,145
Total revenue	102,909	57,233	362,086	228,962

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $11,819, $15,953,$55,546 and $69,401, respectively, for the three months ended December 31, 2022 and December 31, 2021 and years ended December 31, 2022 and 2021)	67,502	41,572	241,323	170,275
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0, $0 and $0, respectively, for the three months ended December 31, 2022 and December 31, 2021 and years ended December 31, 2022 and 2021)	135	134	541	531
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $2,014, $1,943, $8,725 and $8,993, respectively, for the three months ended December 31, 2022 and December 31, 2021 and years ended December 31, 2022 and 2021)	9,226	4,581	36,723	27,520
Selling, general and administrative	12,993	3,549	39,554	77,861
Selling, general and administrative - related parties	—	—	—	385
Depreciation, depletion, amortization and accretion	13,786	17,916	64,271	78,475
Gains on disposal of assets, net	(170)	(515)	(3,908)	(5,147)
Impairment of goodwill	—	891	—	891
Impairment of other long-lived assets	—	665	—	1,212
Total cost and expenses	103,472	68,793	378,504	352,003
Operating (loss) income	(563)	(11,560)	(16,418)	(123,041)

OTHER INCOME (EXPENSE)
Interest expense, net	(3,237)	(2,528)	(11,506)	(6,406)
Other income, net	10,737	4,298	40,912	5,669
Other expense, net - related parties	—	—	—	(515)
Total other income (expense)	7,500	1,770	29,406	(1,252)
Income (loss) before income taxes	6,937	(9,790)	12,988	(124,293)
Provision (benefit) for income taxes	2,165	3,507	13,607	(22,863)
Net income (loss)	$4,772	$(13,297)	$(619)	$(101,430)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net of tax of $0, $0, $0 and ($36), respectively, for the three months ended December 31, 2022 and December 31, 2021 and years ended December 31, 2022 and 2021)	(59)	16	(910)	134
Comprehensive income (loss)	$4,713	$(13,281)	$(1,529)	$(101,296)

Net income (loss) per share (basic)	$0.10	$(0.28)	$(0.01)	$(2.18)
Net income (loss) per share (diluted)	$0.10	$(0.28)	$(0.01)	$(2.18)
Weighted average number of shares outstanding (basic)	47,312	46,683	47,175	46,428
Weighted average number of shares outstanding (diluted)	47,963	46,683	47,175	46,428

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2022	2021
	(in thousands)
Cash flows from operating activities:
Net loss	$(619)	$(101,430)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Stock based compensation	923	1,191
Depreciation, depletion, accretion and amortization	64,271	78,475
Amortization of debt origination costs	777	665
Bad debt expense	3,389	41,662
Gains on disposal of assets	(3,908)	(5,147)
Gains from sales of equipment damaged or lost down-hole	(604)	(288)
Impairment of goodwill	—	891
Impairment of other long-lived assets	—	1,212
Deferred income taxes	7,700	(32,005)
Other	(117)	280
Changes in assets and liabilities:
Accounts receivable, net	(52,392)	(55,898)
Receivables from related parties, net	(135)	28,373
Inventories	(517)	3,654
Prepaid expenses and other assets	(710)	1,444
Accounts payable	6,680	(2,982)
Accrued expenses and other liabilities	(15,272)	12,380
Income taxes payable	5,800	8,658
Net cash provided by (used in) operating activities	15,266	(18,865)

Cash flows from investing activities:
Purchases of property and equipment	(12,737)	(5,843)
Proceeds from disposal of property and equipment	10,613	11,350
Net cash (used in) provided by investing activities	(2,124)	5,507

Cash flows from financing activities:
Borrowings on long-term debt	197,975	73,100
Repayments of long-term debt	(199,430)	(68,911)
Proceeds from sale-leaseback transaction	4,589	9,473
Payments on sale-leaseback transaction	(4,429)	(2,951)
Principal payments on financing leases and equipment financing notes	(4,306)	(2,283)
Net cash (used in) provided by financing activities	(5,601)	8,428
Effect of foreign exchange rate on cash	(158)	7
Net change in cash and cash equivalents	7,383	(4,923)
Cash and cash equivalents at beginning of period	9,899	14,822
Cash and cash equivalents at end of period	$17,282	$9,899

Supplemental disclosure of cash flow information:
Cash paid for interest	$10,164	$4,827
Cash paid for income taxes, net of refunds received	$106	$829
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$4,736	$1,535
Right-of-use assets obtained for financing lease liabilities	$3,058	$1,750

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended December 31, 2022	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$51,292	$29,559	$13,817	$2,425	$5,816	$—	$102,909
Intersegment revenues	147	—	25	—	570	(742)	—
Total revenue	51,439	29,559	13,842	2,425	6,386	(742)	102,909
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	36,108	24,387	10,081	2,158	4,129	—	76,863
Intersegment cost of revenues	475	23	—	109	133	(740)	—
Total cost of revenue	36,583	24,410	10,081	2,267	4,262	(740)	76,863
Selling, general and administrative	2,328	5,091	4,397	367	810	—	12,993
Depreciation, depletion, amortization and accretion	4,140	3,675	2,015	1,539	2,417	—	13,786
(Gains) losses on disposal of assets, net	(68)	—	1	113	(216)	—	(170)
Operating income (loss)	8,456	(3,617)	(2,652)	(1,861)	(887)	(2)	(563)
Interest expense, net	617	2,046	201	166	207	—	3,237
Other expense (income), net	1	(10,522)	(4)	—	(212)	—	(10,737)
Income (loss) before income taxes	$7,838	$4,859	$(2,849)	$(2,027)	$(882)	$(2)	$6,937

Three months ended December 31, 2021	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$21,251	$19,714	$10,849	$963	$4,456	$—	$57,233
Intersegment revenues	25	—	—	69	414	(508)	—
Total revenue	21,276	19,714	10,849	1,032	4,870	(508)	57,233
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	16,443	20,096	4,601	1,363	3,784	—	46,287
Intersegment cost of revenues	321	31	—	—	156	(508)	—
Total cost of revenue	16,764	20,127	4,601	1,363	3,940	(508)	46,287
Selling, general and administrative	2,164	(1,017)	1,243	309	850	—	3,549
Depreciation, depletion, amortization and accretion	6,709	4,380	1,946	1,812	3,069	—	17,916
(Gains) losses on disposal of assets, net	(122)	(31)	12	(11)	(363)	—	(515)
Impairment of goodwill	—	891	—	—	—	—	891
Impairment of other long-lived assets	—	665	—	—	—	—	665
Operating (loss) income	(4,239)	(5,301)	3,047	(2,441)	(2,626)	—	(11,560)
Interest expense, net	419	1,613	183	116	197	—	2,528
Other expense (income), net	1	(4,100)	6	34	(239)	—	(4,298)
(Loss) income before income taxes	$(4,659)	$(2,814)	$2,858	$(2,591)	$(2,584)	$—	$(9,790)

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Year ended December 31, 2022	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$169,872	$111,452	$48,916	$10,346	$21,500	$—	$362,086
Intersegment revenues	791	—	2,475	22	1,614	(4,902)	—
Total revenue	170,663	111,452	51,391	10,368	23,114	(4,902)	362,086
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	124,848	91,577	36,783	9,259	16,120	—	278,587
Intersegment cost of revenues	3,894	72	—	538	398	(4,902)	—
Total cost of revenue	128,742	91,649	36,783	9,797	16,518	(4,902)	278,587
Selling, general and administrative	8,642	19,147	7,171	1,241	3,353	—	39,554
Depreciation, depletion, amortization and accretion	22,103	16,171	8,732	6,467	10,798	—	64,271
Gains on disposal of assets, net	(615)	(795)	(89)	(172)	(2,237)	—	(3,908)
Operating income (loss)	11,791	(14,720)	(1,206)	(6,965)	(5,318)	—	(16,418)
Interest expense, net	1,940	7,390	753	545	878	—	11,506
Other income, net	(343)	(40,470)	(14)	—	(85)	—	(40,912)
Income (loss) before income taxes	$10,194	$18,360	$(1,945)	$(7,510)	$(6,111)	$—	$12,988

Year ended December 31, 2021	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$84,190	$93,403	$30,880	$4,197	$16,292	$—	$228,962
Intersegment revenues	144	—	3,980	124	2,218	(6,466)	—
Total revenue	84,334	93,403	34,860	4,321	18,510	(6,466)	228,962
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	58,782	90,363	27,232	6,102	15,847	—	198,326
Intersegment cost of revenues	5,770	196	—	—	500	(6,466)	—
Total cost of revenue	64,552	90,559	27,232	6,102	16,347	(6,466)	198,326
Selling, general and administrative	49,275	18,267	5,351	1,414	3,939	—	78,246
Depreciation, depletion, amortization and accretion	26,377	21,880	9,005	7,996	13,217	—	78,475
Gains on disposal of assets, net	(770)	(286)	(30)	(202)	(3,859)	—	(5,147)
Impairment of goodwill	—	891	—	—	—	—	891
Impairment of other long-lived assets	—	665	—	—	547	—	1,212
Operating loss	(55,100)	(38,573)	(6,698)	(10,989)	(11,681)	—	(123,041)
Interest expense, net	1,107	3,925	474	293	607	—	6,406
Other expense (income), net	1,843	(6,499)	(844)	25	321	—	(5,154)
Loss before income taxes	$(58,050)	$(35,999)	$(6,328)	$(11,307)	$(12,609)	$—	$(124,293)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, gains on disposal of assets, net, impairment of goodwill, impairment of other long-lived assets, public offering costs, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of interest on trade accounts receivable and certain legal expenses) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company’s segments (in thousands):

Consolidated

	Three Months Ended		Years Ended
	December 31,		December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2022	2021	2022	2021
Net income (loss)	$4,772	$(13,297)	$(619)	$(101,430)
Depreciation, depletion, amortization and accretion expense	13,786	17,916	64,271	78,475
Gains on disposal of assets, net	(170)	(515)	(3,908)	(5,147)
Impairment of goodwill	—	891	—	891
Impairment of other long-lived assets	—	665	—	1,212
Public offering costs	—	—	—	91
Stock based compensation	241	242	923	1,191
Interest expense, net	3,237	2,528	11,506	6,406
Other income, net	(10,737)	(4,298)	(40,912)	(5,154)
Provision (benefit) for income taxes	2,165	3,507	13,607	(22,863)
Interest on trade accounts receivable	10,785	9,571	41,276	34,709
Adjusted EBITDA	$24,079	$17,210	$86,144	$(11,619)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Well Completion Services

	Three Months Ended		Years Ended
	December 31,		December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2022	2021	2022	2021
Net income (loss)	$7,838	$(4,659)	$10,194	$(58,051)
Depreciation and amortization expense	4,140	6,709	22,103	26,377
Gains on disposal of assets, net	(68)	(122)	(615)	(770)
Public offering costs	—	—	—	31
Stock based compensation	106	80	380	333
Interest expense	617	419	1,940	1,107
Other expense (income), net	1	1	(343)	1,843
Interest on trade accounts receivable	—	—	—	(1,841)
Adjusted EBITDA	$12,634	$2,428	$33,659	$(30,971)

Infrastructure Services

	Three Months Ended		Years Ended
	December 31,		December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2022	2021	2022	2021
Net income (loss)	$1,609	$(5,992)	$4,933	$(36,711)
Depreciation and amortization expense	3,675	4,380	16,171	21,880
(Gains) losses on disposal of assets, net	—	(31)	(795)	(286)
Impairment of goodwill	—	891	—	891
Impairment of other long-lived assets	—	665	—	665
Public offering costs	—	—	—	39
Stock based compensation	88	100	349	500
Interest expense	2,046	1,613	7,390	3,925
Other income, net	(10,522)	(4,100)	(40,470)	(6,499)
Provision for income taxes	3,250	3,175	13,427	712
Interest on trade accounts receivable	10,785	9,571	41,276	36,551
Adjusted EBITDA	$10,931	$10,272	$42,281	$21,667

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Natural Sand Proppant Services

	Three Months Ended		Years Ended
	December 31,		December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2022	2021	2022	2021
Net (loss) income	$(2,849)	$2,858	$(1,945)	$(6,328)
Depreciation, depletion, amortization and accretion expense	2,015	1,946	8,732	9,005
Losses (gains) on disposal of assets, net	1	12	(89)	(30)
Public offering costs	—	—	—	12
Stock based compensation	29	39	119	202
Interest expense	201	183	753	474
Other (income) expense, net	(4)	6	(14)	(844)
Interest on trade accounts receivable	—	—	—	(1)
Adjusted EBITDA	$(607)	$5,044	$7,556	$2,490

Drilling Services

	Three Months Ended		Years Ended
	December 31,		December 31,
Reconciliation of Adjusted EBITDA to net loss:	2022	2021	2022	2021
Net loss	$(2,027)	$(2,590)	$(7,510)	$(11,307)
Depreciation expense	1,539	1,812	6,467	7,996
Losses (gains) on disposal of assets, net	113	(11)	(172)	(202)
Public offering costs	—	—	—	2
Stock based compensation	5	5	18	76
Interest expense	166	116	545	293
Other expense, net	—	34	—	25
Adjusted EBITDA	$(204)	$(634)	$(652)	$(3,117)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Other Services(a)

	Three Months Ended		Years Ended
	December 31,		December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2022	2021	2022	2021
Net income (loss)	$201	$(2,915)	$(6,291)	$10,967
Depreciation, amortization and accretion expense	2,417	3,069	10,798	13,217
Gains on disposal of assets, net	(216)	(363)	(2,237)	(3,859)
Impairment of other long-lived assets	—	—	—	547
Public offering costs	—	—	—	7
Stock based compensation	13	18	57	80
Interest expense, net	207	197	878	607
Other (income) expense, net	(212)	(239)	(85)	321
(Benefit) provision for income taxes	(1,085)	332	180	(23,575)
Adjusted EBITDA	$1,325	$99	$3,300	$(1,688)
a.    Includes results for Mammoth’s aviation, equipment rentals, remote accommodations and equipment manufacturing and corporate related activities. The Company’s corporate related activities do not generate revenue.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share

Adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share are supplemental non-GAAP financial measures that are used by management to evaluate the Company’s operating and financial performance. Mammoth defines adjusted net income (loss) as net income (loss) before impairment of goodwill and impairment of other long-lived assets. Mammoth defines adjusted basic and diluted earnings (loss) per share as earnings (loss) per share before the effects of impairment of goodwill and impairment of other long-lived assets. Management believes these measures provide meaningful information about the Company’s performance by excluding certain non-cash charges, such as impairment of goodwill and impairment of other long-lived assets, that may not be indicative of the Company’s ongoing operating results. Adjusted net income (loss) and adjusted earnings (loss) per share should not be considered in isolation or as a substitute for net income (loss) and earnings (loss) per share prepared in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The following tables provide a reconciliation of adjusted net income (loss) and adjusted earnings (loss) per share to the GAAP financial measures of net income (loss) and earnings (loss) per share for the periods specified.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in thousands, except per share amounts)
Net income (loss), as reported	$4,772	$(13,297)	$(619)	$(101,430)
Impairment of goodwill	—	891	—	891
Impairment of other long-lived assets	—	665	—	1,212
Adjusted net income (loss)	$4,772	$(11,741)	$(619)	$(99,327)

Basic earnings (loss) per share, as reported	$0.10	$(0.28)	$(0.01)	$(2.18)
Impairment of goodwill	—	0.02	—	0.02
Impairment of other long-lived assets	—	0.01	—	0.03
Adjusted basic earnings (loss) per share	$0.10	$(0.25)	$(0.01)	$(2.13)

Diluted earnings (loss) per share, as reported	$0.10	$(0.28)	$(0.01)	$(2.18)
Impairment of goodwill	—	0.02	—	0.02
Impairment of other long-lived assets	—	0.01	—	0.03
Adjusted diluted earnings (loss) per share	$0.10	$(0.25)	$(0.01)	$(2.13)